EXHIBIT 23







CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of EnergyNorth, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in the registration statement on Form S-3, File No. 33-58127 of our reports dated November 4, 1997, included in EnergyNorth, Inc.'s Form 10-K for the year ended September 30, 1997, and to all references to our firm included in this registration statement.



ARTHUR ANDERSEN LLP
Boston, Massachusetts
December 22, 1997